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                                                                    EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our reports dated February 21, 1995 accompanying the consolidated financial statements and schedule of North Star Universal, Inc. and Subsidiaries incorporated by reference or included in the Annual Report on Form 10-K of North Star Universal, Inc. for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statements of North Star Universal, Inc. on Forms S-8 (File
No. 33-15257, effective July 19, 1987, File No. 33-15258, effective July 19, 1987 and File No. 33-34748, effective May 29, 1990).

          We have issued our reports dated February 15, 1995 accompanying the consolidated financial statements and schedule of Michael Foods, Inc. and Subsidiaries which are included in the Annual Report on Form 10-K of North Star Universal, Inc. for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statements of North Star Universal, Inc. on Forms S-8 (File No. 33-15257, effective July 19, 1987, File No. 33-15258, effective July 19, 1987 and File No. 33-34748, effective May 29, 1990).



                                        /s/ GRANT THORNTON LLP



Minneapolis, Minnesota
February 21, 1995